Exhibit 10.3

MANAGEMENT CONSULTANCY AGREEMENT

Party A:      Shenzhen Jinmimi Network Technology Co. Ltd.

Party B:       Chuangding Investment Consultant (Shenzhen) Co., Ltd.

Whereas:

Party A is a legitimate domestic-funded company incorporated in Shenzhen, (hereinafter referred to “Shenzhen Jinmimi”) that provides services in the development of network technology and related services;

Party B is a legitimate foreign-owned enterprises incorporated in Shenzhen that provides consultation of investment management services.

Party A is a developing stage company, enters into this agreement with Party B to provide full operating services for its company.

In accordance with the provisions in relevant [Law of the People’s Republic of China],  in consideration of the mutual promise of both parties,  “Party A shall hire Party B  to provide management consulting service for the cooperation”, Both parties, intending legally to be bound, agree as follows:

Article 1       Guarantee

Prior to the signing of this agreement, both parties have received Resolution of the shareholders (Board of shareholders) to sign this Agreement.

Upon the signing of this agreement, the two parties should provide this Agreement to each other.

Article 2       Cooperation Items

Whereas, in order to promote the business development of Shenzhen Jinmimi, Party A shall hire Party B to provide a full range of consulting, management and operation services. Party A shall authorize full operational and management rights to Party B.

Article 3       Cooperation Methods

Party A shall give full operational and management rights of Shenzhen Jinmimi to Party B.  According to the actual situation of the company combined with the market environment, Party B is responsible for strategic planning, program implementation, market promotion and sale channel building. Any expenses that associated that with this operating period except the wages of the personnel will be paid by Party A.

During the contract period, Party B is responsible to provide customers’ information to Party A. If the company will generate money during the operation period by Party B, the profits will go to Party B.  If there is no profit, Party B will not receive any compensation.  In the event if the loss is due to Party B uses Party A’s resulting in damages, then Party A cannot ask Party B for any compensation.

Article 4       Cooperation Authorization

In order to give full operation power to Party B for its professional capabilities, management independence during the cooperation period, Party A hereby gives full authority to Party B, including but not limited to:

1.	The company's right to personnel arrangements and the power to system control process.

2.	Strategic planning, the power to sign contracts with external vendors

3.	Market promotion, the right to choose partners

4.	Product design, sales strategy and pricing power

Article 5        Tem of Cooperation

The term of this cooperation agreement is for FIVE years. The effective date shall begin from December 18, 2008 to December 17, 2013. Upon the terms expires, unless through mutual agreement of both parties, the contract shall renew automatically for another five years.

Article 6       Operation Power Transfer and Management Arrangement

Within ten days after the effective day of this agreement, Party A shall transfer all matters of Shenzhen Jinmimi to Party B, including but not limited to the company’s office space, the company licenses (including business licenses, tax documents, organization code certificate, permit to open bank accounts etc.), seals (notary public,, the financial chapter, private seal of the legal representative, etc.), bank accounts, financial information, assets, all contracts signed by foreign companies and all operating essentials related to the company.

Party A shall guarantee all of the above-mentioned essentials of the transfer are true and complete. Party B shall provide a transfer list to Party A.

After the completion of the transfer, Party B shall assign specific personnel for the day-to-day operation of the company, but the company's financial responsibility will still be assigned by Party A.

Article 7        Party B’s Compensation and Special Obligations

The compensation for Party B’s should include: If there are profit gain during the operating period and  being treated in accordance with the  company regulations, any post-tax profits shall  allocate to Party B.  If there are no profit gains, Party B will not receive any compensation.

During the operation period by Party B, if Party A shall encounter financial difficulties, in order to control the company’s business risk, Party B is obligated to provide funds to Party A.

Article 8       Obligations of Party A

8.1           Upon the signing of this contract, Party A should submit to Party B the Shareholders Resolution which granted that “The Company entrusted Party B for the operation of the Company. Party B shall receive profits that generated during the operation period.”

8.2           After the operating power has transferred to Party B and during the operating period, Party A shall not interfere with the independent decision-making, the implementation of specific matters of Party B.  At the same time, Party A shall ensure that their investors (shareholders) in will not exercise the corresponding rights upon the execution of the contract period.

8.3           Party A must strictly abide by this contract, except regulated by law or contract matter, Party A cannot terminate or dissolve this agreement unilaterally.

8.4           Party A shall give approval to any reasonable and normal costs that generated during this operating period.

8.5           During the execution of this contract, Party A shall guarantee there will not be any internal change of its investors (shareholders), or other violations of the liabilities incurred by the investors (shareholder) which subjected the company for auction. If the results of such impact on the operation of the Party B, Party A will be responsible for the coordination of damage control, and bear the costs.  If the result caused Party B ceased to operate, Party B needs to be compensated for expected losses.

Article 9       Obligations of Party B

9.1           During the operating period, Party B should adhere to the principal of “diligence, legitimate business and cost control”.

9.2           During the execution period, Party B is not allowed to use the name of Party A and the name of Shenzhen Jinmimi in the operation of any unrelated acts, in particular, using the name of Shenzhen Jinmimi to acquire loans or debt guarantees to others. In the event of operational needs, Party B must obtain prior approvals of the shareholders.

9.3           Party B should report to Party A on corporate strategy planning, implementation of plans and record of programs.  If Party A needs information on the operation of the company, Party B has to disclose truthfully.

9.4           During the operating period, Party B must present itself in an “honest and legitimate business operation and reasonable cost control” manner.  Party B shall submit the company's quarterly financial budget and financial statements to Party A. At the year end, upon Party A’s request, Party B shall submit the year-end audit report and its financial situation to Party A. For any violation of audit information, Party B has to assume financial responsibility.

9.5           During the operating period, Party B must abide by national laws, regulations of the articles of incorporation and should not engage in any illegal activities.  Otherwise, Party B shall reimburse any loss to Party A.

Article 10     Breach of Contract

No parties shall oppose or dissolve this contract. Otherwise, the default party shall bear the losses of the non breaching party.

Article 11     Conflicts and Resolution

During the execution process, the two parties have to negotiate and settle any outstanding issues.

Any disputes arise out of this Agreement shall be submitted and resolved by Shenzhen court proceedings according to the Chinese law.

Article 12     Miscellaneous

This contract shall be effective from the date when both parties stamp and sign the agreement.  This agreement is in quadruplicate, each party has two copies.

Party A:         Shenzhen Jinmimi Network Technology Co. Ltd.

Party B:          Chuangding Investment Consultant (Shenzhen) Co. Ltd.

Date of signature:  December 18, 2008
Place of signature:   Shenzhen, China